Exhibit 99.1

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Record quarterly revenue of $94.4 million, up 10% year over year

Q4 MRM Telematics product revenue grew a record 29% year over year

IRVINE, CA, April 26, 2018 -- CalAmp (NASDAQ: CAMP), a telematics pioneer leading transformation in a global connected economy, today reported its financial results for the fourth quarter and fiscal year ended February 28, 2018.

“We achieved several transformative business and operational milestones during fiscal 2018, realizing record revenues and delivering strong adjusted EBITDA and free cash flows,” said Michael Burdiek, President and Chief Executive Officer. “We realigned our global sales organization, armed our team with a comprehensive suite of SaaS solutions, and succeeded on closing several global enterprise opportunities in multiple market verticals. We are realizing the benefits of our investments and have a strong foundation to drive long-term profitable growth and increased recurring revenue.”

Fourth Quarter and Fiscal 2018 Financial Highlights

•	Consolidated revenue for the fourth quarter was $94.4 million, up 10% year over year.
•	Telematics Systems revenue for the fourth quarter was $78.3 million, driven by growth in our MRM Telematics product revenue, up 29% year over year.
•	Software & Subscription Services revenue for the fourth quarter was $16.1 million, driven by 31% year over year revenue growth in our LoJack Italia business.
•	International revenue for fiscal 2018 was $100.3 million, up 10% year over year and representing 27% of consolidated revenue.
•	Adjusted EBITDA for fiscal 2018 was $52.4 million and Adjusted EBITDA margin was 14%.
•

Free cash flows for fiscal 2018 was $58.6 million including a non-operating gain of $28.3 million from a settlement with a former LoJack supplier, which represents an increase of 228% over the prior year.

•	Operating cash flow of $66.9 million, an increase of 159% over the prior year.

Business Highlights

•

We partnered with Trimble to provide customized telematics and device management systems designed for high-value asset tracking to support a wide array of field service management and asset monitoring applications.

•

We announced the nationwide availability of LoJack's next generation of dual-mode telematics and SVR technology that combines connected car features and real-time CrashBoxx accident reporting with the proprietary LoJack Stolen Vehicle Recovery System, all supported by LoJack’s unique law enforcement ecosystem.

•

We announced a partnership with TransUnion to monetize the installed base of dormant LoJack devices, enabling stolen vehicle recovery to benefit both insurance companies and their consumers. This is a fundamental step in expanding CalAmp’s total addressable market through data monetization of the installed base of millions of LoJack and CalAmp devices.

•

LoJack Italia entered into an agreement to provide real-time vehicle data and crash management capabilities to European fleet management and long-term lease leader ALD Automotive Italia (“ALD”), making LoJack Italia the primary supplier of telematics solutions to ALD customers in Italy.

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

•

We received $13.3 million of net proceeds in April 2018 from a legal settlement with a former LoJack supplier. We expect to receive the final payment of $5.0 million of additional net proceeds in fiscal 2019 thereby further contributing to our strong free cash flows.

Summary Financial Information:
(In thousands except per share amounts)

	Three Months Ended		Year Ended
	February 28,		February 28,
Description	2018	2017	2018	2017

Revenues:
Telematics Systems	$78,285	$70,912	$302,126	$274,314
Software & Subscription Services	16,110	15,214	63,786	61,719
Satellite (1)	-	-	-	15,069
	$94,395	$86,126	$365,912	$351,102

Gross margin	41%	42%	41%	41%

Net income (loss)	$(4,767)	$(4,239)	$16,617	$(7,904)
Net income (loss) per diluted share	$(0.13)	$(0.12)	$0.46	$(0.22)

Non-GAAP measures:
Adjusted basis net income	$10,949	$9,852	$42,161	$38,557
Adjusted basis net income per diluted share	$0.30	$0.28	$1.17	$1.06
Adjusted EBITDA	$13,062	$12,831	$52,382	$49,368
Adjusted EBITDA margin	14%	15%	14%	14%

(1) The Satellite business ceased operations effective August 31, 2016.

	As of February 28,
Description	2018	2017

Cash and marketable securities	$156,003	$100,428
Working capital	180,356	128,864
Deferred revenue	34,520	26,919
1.625% convertible senior unsecured notes (carrying value)	154,299	146,827

Fiscal 2019 First Quarter Business Outlook
(In thousands except per share amounts)

	Range
Description	Low	High

GAAP financial information:
Revenues	$91,000	$95,000
Net income per diluted share	$0.26	$0.32

Non-GAAP financial information:
Adjusted EBITDA	$12,000	$14,000
Adjusted basis net income per diluted share	$0.26	$0.32

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

Effective March 1, 2018, we adopted the new revenue recognition standard entitled Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). The foregoing Fiscal 2019 First Quarter Business Outlook reflects the effects of adopting this new accounting standard.

The first quarter GAAP-basis net income per diluted share guidance range above includes a gain of $13.3 million from the April 2018 receipt of the 3rd installment of the legal settlement with a former LoJack supplier.  This fiscal 2019 first quarter non-operating gain is excluded from the Adjusted basis (Non-GAAP) net income per diluted share guidance range above.

Conference Call and Webcast

We are hosting a conference call for analysts and investors to discuss our fourth quarter and fiscal year 2018 results and outlook for our first quarter of fiscal 2019 at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call.  The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID# 9989626. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID# 9989626. The audio replay will be available through May 8, 2018.

About CalAmp

CalAmp (NASDAQ: CAMP) is a telematics pioneer leading transformation in a global connected economy. We help reinvent businesses and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge.  Our software applications, scalable cloud services, and intelligent devices collect and assess critical data from mobile and fixed assets for enterprises and consumers. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety.  We are headquartered in Irvine, California and have been publicly traded since 1983. LoJack is a wholly owned subsidiary of CalAmp. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; competitive pressures; pricing declines; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. Our filings with the U.S. Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations, and financial condition.  We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted Basis net income, Adjusted Basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest from amortization of debt discount, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release.  We use these non-GAAP financial measures to enhance the investor’s overall understanding of the financial performance and future prospects of our core business activities. Management does not believe that these items are reflective of our underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate our results of ongoing operations and enable more meaningful period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

AT CALAMP:AT NMN ADVISORS:
Kurtis BinderNicole Noutsios
EVP & CFO(510) 315-1003
ir@calamp.comnicole@nmnadvisors.com

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	February 28,		February 28,
	2018	2017	2018	2017

Revenues	$94,395	$86,126	$365,912	$351,102
Cost of revenues	55,973	50,339	215,022	207,750
Gross profit	38,422	35,787	150,890	143,352

Operating expenses:
Research and development	6,908	4,732	25,761	22,005
Selling and marketing	11,929	12,235	50,096	49,044
General and administrative	13,930	18,500	52,089	57,119
Intangible asset amortization	3,711	3,858	14,989	15,061
	36,478	39,325	142,935	143,229

Operating income (loss)	1,944	(3,538)	7,955	123

Non-operating income (expense):
Investment income	908	582	2,256	1,691
Interest expense	(2,622)	(2,519)	(10,280)	(9,896)
Gain on legal settlement	-	-	28,333	-
Other income (expense)	3	73	445	(101)
	(1,711)	(1,864)	20,754	(8,306)

Income (loss) before income taxes
and equity in net loss of affiliate	233	(5,402)	28,709	(8,183)
Income tax benefit (provision)	(4,711)	1,443	(10,681)	1,563
Income (loss) before equity in net
loss of affiliate	(4,478)	(3,959)	18,028	(6,620)
Equity in net loss of affiliate	(289)	(280)	(1,411)	(1,284)

Net income (loss)	$(4,767)	$(4,239)	$16,617	$(7,904)

Earnings (loss) per share:
Basic	$(0.13)	$(0.12)	$0.47	$(0.22)
Diluted	$(0.13)	$(0.12)	$0.46	$(0.22)

Shares used in computing earnings
(loss) per share:
Basic	35,388	35,066	35,250	35,917
Diluted	35,388	35,066	36,139	35,917

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	February 28,
	2018	2017
Assets

Current assets:
Cash and cash equivalents	$132,603	$93,706
Short-term marketable securities	23,400	6,722
Accounts receivable, net	71,580	67,403
Inventories	36,302	29,279
Prepaid expenses and other current assets	12,000	9,595
Total current assets	275,885	206,705

Property and equipment, net	21,262	21,162
Deferred income tax assets	31,581	27,504
Goodwill	72,980	72,980
Other intangible assets, net	52,456	67,223
Other assets	18,829	12,565

	$472,993	$408,139

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$35,478	$30,266
Accrued payroll and employee benefits	10,606	7,955
Deferred revenue	17,757	14,662
Other current liabilities	31,688	24,958
Total current liabilities	95,529	77,841

1.625% convertible senior unsecured notes	154,299	146,827
Other non-current liabilities	24,249	20,229

Stockholders' equity:

Common stock	357	353
Additional paid-in capital	218,217	211,187
Accumulated deficit	(19,459)	(47,757)
Accumulated other comprehensive loss	(199)	(541)
Total stockholders' equity	198,916	163,242
	$472,993	$408,139

- more -

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Year Ended
	February 28
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,617	$(7,904)
Depreciation expense	7,968	8,408
Intangible assets amortization expense	14,989	15,061
Stock-based compensation expense	9,298	7,833
Amortization of convertible debt issue costs and discount	7,472	7,027
Tax benefits on vested and exercised equity awards	937	-
Deferred tax assets, net	6,372	(2,735)
Unrealized foreign currency transaction gains	(524)	-
Equity in net loss of affiliate	1,411	1,284
Impairment of internal use software	-	1,364
Other	8	(32)
Changes in operating assets and liabilities	2,346	(4,510)
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,894	25,796

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	22,382	114,426
Purchases of marketable securities	(38,077)	(32,430)
Capital expenditures	(8,339)	(7,962)
Acquisition of LoJack, net of cash acquired	-	(116,982)
Advances to affiliate	(2,281)	(2,636)
Other	(136)	(2)
NET CASH USED IN INVESTING ACTIVITIES	(26,451)	(45,586)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(2,594)	(1,780)
Proceeds from exercise of stock options	330	961
Repurchases of common stock	-	(25,000)
NET CASH USED IN FINANCING ACTIVITIES	(2,264)	(25,819)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	718	(73)
Net change in cash and cash equivalents	38,897	(45,682)
Cash and cash equivalents at beginning of period	93,706	139,388

Cash and cash equivalents at end of period	$132,603	$93,706

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and stock-based compensation, gain on legal settlement and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended		Year Ended
	February 28,		February 28,
	2018	2017	2018	2017
GAAP basis net income (loss)	$(4,767)	$(4,239)	$16,617	$(7,904)

Intangible assets amortization expense	3,711	3,858	14,989	15,061
Stock-based compensation expense	2,634	2,164	9,298	7,833
Non-cash interest expense from amortization of debt discount	1,703	1,601	6,627	6,232
GAAP basis income tax provision (benefit)	4,711	(1,443)	10,681	(1,563)
Equity in net loss of affiliate	289	280	1,411	1,284
Acquisition and integration expenses	-	344	-	4,513
Non-cash cost of sales on mark-up of LoJack inventory	29	20	29	4,339
Depreciation and write-off on mark-up of LoJack fixed assets	465	186	979	734
Gain on legal settlement	-	-	(28,333)	-
Litigation provision	605	7,244	7,415	7,244
Legal expense for LoJack battery performance issue	1,744	292	3,323	1,948
Adjusted basis income before income taxes	11,124	10,307	43,036	39,721
Income tax provision (non-GAAP basis) (a)	(175)	(455)	(875)	(1,164)
Adjusted basis net income	$10,949	$9,852	$42,161	$38,557

Adjusted basis net income per diluted share	$0.30	$0.28	$1.17	$1.06

Weighted average common shares outstanding on diluted basis	36,370	35,577	36,139	36,397

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

CalAmp Reports Fourth Quarter and Fiscal Year 2018 Financial Results

The reconciliation of GAAP-basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Year Ended
	February 28,		February 28,
	2018	2017	2018	2017

GAAP basis net income (loss)	$(4,767)	$(4,239)	$16,617	$(7,904)

Investment income	(908)	(582)	(2,256)	(1,691)
Interest expense	2,622	2,519	10,280	9,896
Income tax provision (benefit)	4,711	(1,443)	10,681	(1,563)
Depreciation	2,015	2,374	7,968	8,408
Amortization of intangible assets	3,711	3,858	14,989	15,061
Stock-based compensation	2,634	2,164	9,298	7,833
Equity in net loss of affiliate	289	280	1,411	1,284
Acquisition and integration expenses	-	344	-	4,513
Non-cash adjustment to inventory and fixed asset	335	20	335	4,339
Legal expense for LoJack battery performance issue	1,744	292	3,323	1,948
Litigation provision	605	7,244	7,415	7,244
Gain on legal settlement	-	-	(28,333)	-
Other	71	-	654	-
Adjusted EBITDA	$13,062	$12,831	$52,382	$49,368

Revenue	$94,395	$86,126	$365,912	$351,102

Adjusted EBITDA margin	14%	15%	14%	14%